UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2009

CHARLESTON BASICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-145211	20-4748555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 John Stevens Way, Hoquiam, WA	98550
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (360) 538-1480

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 23, 2009, Charleston Basics, Inc. (which under Delaware law is known as Paneltech International Holdings, Inc.) (the “Registrant”) and Paneltech Products, Inc., a wholly owned subsidiary of the Registrant (“Paneltech Products”), completed their acquisition of Paneltech International, L.L.C. (“Paneltech LLC”).  Pursuant to the terms of the acquisition, Paneltech LLC merged with and into Paneltech Products, resulting in Paneltech LLC becoming a wholly owned subsidiary of the Registrant (effective December 23, 2009).

This Current Report on Form 8-K/A is being filed to include the financial statements required by Item 9.01(a) of the Form 8-K previously filed by the Registrant with the Securities and Exchange Commission on December 30, 2009 (the “Original 8-K”) disclosing the completion of its acquisition of Paneltech LLC.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Businesses Acquired.  The audited consolidated financial statements of Paneltech International, L.L.C. and subsidiary for the fiscal years ended December 31, 2007 and December 31, 2008 and the unaudited condensed consolidated financial statements of Paneltech International, L.L.C. and subsidiary for the nine months ended September 30, 2009 and September 30, 2008.

 (b)           Pro Forma Financial Information.  To be filed by amendment.  Pursuant to Item 9.01 of Form 8-K, the Registrant hereby undertakes to file pro forma financial information in response to this item in an amendment to the Current Report on Form 8-K not later than 71 calendar days after the date the Original 8-K was filed.

(d)           Exhibits

Exhibit No.	Description
99.1	Audited consolidated financial statements of Paneltech International, L.L.C. and subsidiary for the fiscal years ended December 31, 2007 and December 31, 2008.

99.2	Unaudited condensed consolidated financial statements of Paneltech International, L.L.C. and subsidiary for the nine months ended September 30, 2009 and September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 15, 2010	CHARLESTON BASICS, INC.

By: /s/ Scott Olmstead
Scott Olmstead
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited consolidated financial statements of Paneltech International, L.L.C. and subsidiary for the fiscal years ended December 31, 2007 and December 31, 2008.

99.2	Unaudited condensed consolidated financial statements of Paneltech International, L.L.C. and subsidiary for the nine months ended September 30, 2009 and September 30, 2008.

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